UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 17, 2010

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 17, 2010, El Paso Electric Company (“EE”) entered into a Note Purchase Agreement (the “Agreement”) with Rio Grande Resources Trust II (the “Issuer”) and the several institutional purchasers identified in the Agreement (“Purchasers”). The Issuer is a Texas grantor trust through which we finance our portion of fuel for the Palo Verde Nuclear Generation Station. Under the terms of the Agreement, on August 17, 2010, the Issuer completed the sale to the Purchasers of $110,000,000 aggregate principal amount of senior notes consisting of (a) $15,000,000 aggregate principal amount of 3.67% Senior Notes, Series A, due August 15, 2015, (b) $50,000,000 aggregate principal amount of 4.47% Senior Notes, Series B, due August 15, 2017, and (c) $45,000,000 aggregate principal amount of 5.04% Senior Notes, Series C, due August 15, 2020 (collectively, the “Notes”). Under the terms of the Agreement, EE will guarantee the payment of principal and interest on the Notes.

The Issuer will pay interest on the Notes on February 15 and August 15 of each year until maturity, beginning on February 15, 2011. The Issuer may redeem the Notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount to be redeemed plus a make-whole amount as described in the Agreement.

The sale of the Notes is being made by the Issuer in reliance on a private placement exemption from registration under the Securities Act of 1933, as amended.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Note Purchase Agreement, dated as of August 17, 2010, between El Paso Electric Company, Rio Grande Resources Trust II and the purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

Dated: August 18, 2010	By:	/s/ DAVID G. CARPENTER
	Name:	David G. Carpenter
	Title:	Senior Vice President and Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)

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